UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2006 (July 21, 2006)
HealthStream, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 301- 3100

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 21, 2006, HealthStream, Inc., a Tennessee corporation (the “Company”) entered into a Loan Agreement, by and between the Company and SunTrust Bank, a Georgia banking corporation (“SunTrust”) (the “Revolving Credit Facility”).
The material terms of the Revolving Credit Facility are as follows:
Availability; Maturity
The Revolving Credit Facility is in the aggregate principal amount of $7.0 million and matures on July 21, 2009.
Collateral and Guarantees
The obligations under the Revolving Credit Facility are guaranteed by each of the Company’s subsidiaries.
Interest and Fees
The Company’s borrowings under the Revolving Credit Facility bear interest at a LIBOR rate generally defined as the sum of (i) a variable rate of interest equal to the 30-Day LIBOR Rate (as quoted on that page of the Bloomberg’s Report which displays British Banker’s Association Interest Settlement Rates for deposits in U.S. dollars and (ii) 150 basis points per annum.
Certain Covenants
The Revolving Credit Facility requires the Company to meet certain financial tests, including, without limitation:
•	a maximum total leverage ratio (consolidated debt/consolidated EBITDA) of 2.0 to 1.0; and

•	a minimum consolidated tangible net worth of $5.0 million.
In addition, the Revolving Credit Facility contains certain covenants that, among other things, restrict additional indebtedness, liens and encumbrances, changes to the character of the Company’s business, acquisitions, asset dispositions, mergers and consolidations, sale or discount of receivables, creation or acquisitions of additional subsidiaries, and other matters customarily restricted in such agreements.
Events of Default
The Revolving Credit Facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other indebtedness, certain events of bankruptcy and insolvency, and judgments in excess of specified amounts.
The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the loan agreement constituting the Revolving Credit Facility, which is attached hereto as Exhibit 10.1.
Item 2.02 Results of Operations and Financial Condition
On July 25, 2006, HealthStream, Inc. issued a press release announcing results of operations for its second quarter, the text of which is set forth in Exhibit 99.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 above is incorporated by reference hereunder.
Item 7.01 Regulation FD Disclosure
On July 25, 2006, HealthStream, Inc. issued a press release announcing results of operations for its second quarter, the text of which is set forth in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
     10.1 Loan Agreement, dated as of July 21, 2006, by and between the Company, as borrower, and SunTrust Bank, as lender.
     99.1 Press Release dated July 25, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSTREAM, INC.

By:	/s/ Susan A. Brownie

Susan A. Brownie
Chief Financial Officer
July 25, 2006

INDEX TO EXHIBIT

Exhibit
Number	Description

10.1	Loan Agreement, dated as of July 21, 2006, by and between the Company, as borrower, and SunTrust Bank, as lender.

99.1	Press Release dated July 25, 2006